Exhibit 10.33

SUSQUEHANNA BANCSHARES, INC.

EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT LETTER

Date of Grant: XX

This Nonqualified Stock Option Grant Letter (the “Grant Letter”) evidences the grant made to (the “Grantee”), pursuant to the terms of the Susquehanna Bancshares, Inc. Equity Compensation Plan, as amended from time to time, (the “Plan”). All capitalized terms not defined herein shall have the meaning as defined under the Plan.

The Company and the Grantee, intending to be legally bound hereby, agree as follows:

1. Option Grant. The Company has granted to the Grantee, effective as of the date of grant first stated above (the “Date of Grant”), the right and option (the “Option”) to purchase XXX shares of its common stock, $2.00 par value (the “Shares”), subject to the terms and conditions of the Plan and this Grant Letter.

2. Option Purchase Price. The purchase price of each of the Shares covered by the Option shall be $ X.XX (the “Option Purchase Price”), the Fair Market Value on the Date of Grant.

3. Option Term. The Option, to the extent that it has not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

(a) the close of business on the last business day preceding the tenth anniversary of the Date of Grant;

(b) 5:00 p.m. EST on the 90th day following the date the Grantee ceases to be an employee, consultant or director of the Company and its subsidiaries (except in the case of the Grantee’s Early or Normal Retirement (as defined by Susquehanna Bancshares, Inc. Cash Balance Pension Plan), death or Disability, which shall be governed by Section 3(a) above).

4. Exercisability of Option. The Option shall become exercisable as follows:

(a) one-third on the third anniversary of the Date of Grant;

(b) one-third on the fourth anniversary of the date of Grant;

(c) one-third on the fifth anniversary of the date of Grant.

5. Time and Method of Exercise. Subject to the terms of Section 4 hereof, the Option may be exercised at a time, or from time to time, in whole or in part, prior to expiration (as defined in Section 3 hereof), by written notice to the Company in the form prescribed by the Committee, stating the number of Shares with respect to which the Option is being exercised. Such notice may instruct the Company to deliver Shares due upon the exercise to any registered broker or dealer designated by the Company in lieu of delivery to the Grantee. Such instructions must designate the account into which the Shares are to be deposited. Such written notice shall be accompanied by:

(a) a check, or the equivalent thereof acceptable to the Committee for the full Option Purchase Price of the number of Shares being purchased and any tax withholding required in connection with such exercise;

(b) subject to the consent of the Committee, one or more certificates representing a number of Shares which are, in aggregate, equal in Fair Market Value to the full Option Purchase Price of the number of Shares being purchased and any tax withholding required in connection with such exercise, such certificates having been held by the Grantee for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and being duly endorsed (or accompanied by an executed stock power) so as to transfer to the Company all right, title and interest in and to the Shares represented by such certificates; or

(c) subject to the consent of the Committee, a combination of the forms of payment specified in (a) and (b) hereof which, in aggregate, is equal to the full Option Purchase Price of the number of Shares being purchased and any tax withholding required in connection with such exercise.

In addition, if approved by the Committee, an Option may be exercised by a “net cashless exercise” procedure whereby the Option Purchase Price and/or any required tax withholding may be satisfied by a reduction in the number of Shares issued upon exercise. In that case, the number of Shares issued upon exercise will be equal to: (a) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the difference between (A) the Fair Market Value on the date of exercise, and (B) the Option Purchase Price and/or any required tax withholding associated with the exercise, divided by (b) the Fair Market Value on the date of exercise. A number of Shares equal to the difference between the number of Shares as to which the Option is then being exercised and the number of Shares actually issued upon such exercise will be deemed to have been retained by the Company in satisfaction of the Option Purchase Price and/or any required tax withholding.

6. Investment Representation. The exercise of an Option shall be conditioned upon the receipt, in form satisfactory to the Company, of representations from the Grantee, or, in the event of his death, his designated beneficiary or legal representative that, at the time of such exercise of such representations and warranties as may then be required or advisable under applicable law (in the discretion of the Company). Further, the Company shall not be required to sell or issue any Shares under any outstanding Option if, in the opinion of the Committee, (a) the issuance of such Shares would constitute a violation by the Grantee or the Company of any applicable law or regulation of any governmental authority, or (b) the consent or approval of any governmental body is necessary or desirable as a condition of, or in accordance with, the issuance of such Shares.

7. Rule 16b-3. The Committee may from time to time impose any conditions on the Shares as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

8. Nonassignability of Option Rights. This Option shall not be assigned or transferred by the Grantee, except (i) by will or by the laws of descent or distribution, or (ii) pursuant to the terms of a “qualified domestic relations order,” within the meaning of section 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Incomes Security Act of 1974. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provision hereof, and the levy or any execution, attachment or similar process upon the Option, shall be null and void and without effect.

9. No Rights of Shareholders. Neither the Grantee nor any personal representative shall be, or have any of the rights and privileges of a shareholder of the Company with respect to any Shares purchasable upon the exercise of this Option, in whole or in part, prior to the date of exercise of the Option.

10. No Contract of Employment or for Membership of the Board. Nothing contained in this Grant Letter shall be deemed to require the Company and its subsidiaries to continue the Grantee’s relationship as an employee, consultant or member of the Board or to modify any agreement between the Grantee and the Company or its subsidiaries relating thereto.

11. Amendment of Option. The Committee may revoke this Option if it is contrary to applicable law or modify this Option to bring it into compliance with any valid and mandatory government regulation. This Option also may be amended by the Committee with the consent of the Grantee. Any such amendment shall be in writing and signed by the Company and the Grantee.

12. Binding Effect. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan as it presently exists, and as it may hereafter be amended, are deemed incorporated herein by reference, and in the event of any conflict between the terms of this Grant Letter and the provisions of the Plan, the provisions of the Plan shall be deemed to supersede the provisions of this Grant Letter.

13. Additional Documents. The Grantee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Grant Letter.

14. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts or choice of laws.

15. Entire Agreement. This Grant Letter, together with the Plan, constitutes the entire agreement between the Company and the Grantee regarding the Option.

16. Counterparts. This Grant Letter may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

3